SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: October 16, 2008

                            INNOVATIVE IMPACT DESIGN, INC.
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             (Exact Name of registrant as specified in its charter)


          Florida                   0-25853                87-0570975
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(State or other jurisdiction   (Commission File Number)  (I.R.S. Employer
      of incorporation)                                  Identification No.)


                           9018 Balboa Blvd. Ste. 534
                          Northridge, California 91325
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                    (Address of principal executive offices)


      Registrant's telephone number, including area code:   877-217-3633
                                                          ----------------

                                VOTE POWER CORPORATION
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         (Former name or former address, if changed since last report.)

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Item 5.03 - Amendments to Articles of Incorporation

On October 6, 2008 we have amended our Articles of Incorporation changing the company's name in Article I to Innovative Impact Design, Inc. Effective October 16, 2008, our new trading symbol is "IIDG".

Item 8.1 - Other Events

Expanded Operations

We are expanding operations. We have reorganized the company into two divisions. Our Vote Power voting system will be one division, which shall continue to develop its voting system as before and we are expanding our operations by opening an environmental division which we believe will greatly add to our financial success, provide long term growth, while at the same time setting an industry standard.

Recycled Plastic Materials

We estimate that the recycling plastic business is a $240 billion industry. This is even more evident and imperative due to the large increase in oil prices that has caused a dramatic increase in new plastic materials. The Environmental Protection Agency (EPA) continues to raise recycling goals each year and it is expected that even higher goals will be set in the future. In order to achieve its goals, the EPA is emphasizing the use of recycled materials employed in the construction of private and public structures.

In essence Green Is the In.

Consumers are demanding a home grown solution for our growing energy crisis. The "Green" movement is gaining momentum as consumers become more aware of the problems associated with global warming, energy conservation and the need for recycling.

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Green Industries is a fast expanding sector.  It is estimated that "Green"
industries will grow to $51 billion dollars by 2015.

Global warming is here. And it is not going away, unless we address the problem with real solutions. Recycling is a necessity not optional.

Plastic Recycling Facts

o 2,500,000 plastic bottles are used every hour! Most of them are thrown away!

o Plastic bags and other plastic garbage thrown into the ocean kill as many as 1,000,000 sea creatures every year!

o       We throw away 25,000,000 plastic beverage bottles every hour!

o Recycling plastic saves twice as much energy as burning it in an incinerator.

o       We throw away 25,000,000,000 Styrofoam coffee cups every year.

RPM Means Recycled Plastic Material.

We identified a manufacture of recycled plastic products, specifically roofing
tiles, that has will fill our desire to expand into this area.   We looked for a
company that used 100% recycled materials in production of process. The Environmental Protection Agency raised recycling goals, focusing on construction. Plastic building material demand is increasing at a faster rate than the slumping housing industry. This growth appears to be increasing due in part to the fact Americans are looking to conserve. The market is going "green" and straight up with no end in sight.

We anticipate that extraordinary revenues are possible with this addition to our company, in addition to helping the planet as well. We feel it is an investment in our future and that future includes helping make Earth a better planet.



Dated: October 16, 2008.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Innovative Impact Design, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  INNOVATIVE IMPACT DESIGN, INC.


Dated:  October 16, 2008       By: /s/ Inti Shaikh
                                  -------------------------------
                                  Inti Shaikh


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